UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 12, 2012

    VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	0-25541	91-1948357
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 406

Seattle, Washington 98101

                (206) 903-1351

(Address of Registrant’s principal executive office and telephone number)

Section 1 - Registrant's Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

Amended Securities Purchase Agreement with Gemini Master Fund, Ltd. and Ascendiant Capital Partners, LLC ("Investors")

On May 19, 2011, Visualant, Inc. ("Visualant" or the "Company") entered into a Securities Purchase Agreement ("Agreement") with Gemini Master Fund, Ltd. and Ascendiant Capital Partners, LLC ("Investors") pursuant to which the Company agreed to issue $1.2 million of 10% convertible debentures due May 1, 2012. The Company received $1.0 million in cash related to the Agreement.

On March 12, 2012, the Company and Investors entered into First Amendment to Securities Purchase Agreement and Debentures ("Amendment"). The Amendment extended the maturity date of the convertible debentures form from May 1, 2012 to September 30, 2012. In addition, the additional investment and participation rights as defined in the Agreement were extended from May 1, 2012 to September 30, 2012.

The above description of the Amendment is intended only as a summary of such agreement. The full agreement is filed as Exhibit 10.1 and is hereby incorporated by reference.

Item 9.01  Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

10.1	First Amendment to Securities Purchase Agreement and Debentures

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

By:	/s/ Mark Scott
Mark Scott, CFO

March 16, 2012

Exhibit Index

Exhibit No.	Description

10.1	First Amendment to Securities Purchase Agreement and Debentures.